UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

November 7, 2006

AURIGA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26013	84-1334687
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

5555 Triangle Parkway, Suite 300
Norcross, Georgia	30092
(Address of principal executive offices)	(Zip Code)

(678) 282-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1—REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.	Entry Into a Material Definitive Agreement.

        On October 31, 2006, the Board of Directors (the “Board”) of Auriga Laboratories, Inc. (the “Company”) approved the repricing of options to purchase an aggregate of 2,625,000 shares of common stock previously granted to key employees, including Andrew Shales, our Chief Operating Officer, as well as Christopher S. Walton, Mischelle Hall and Alan Roberts. The repricing resulted in a decrease of the exercise price per share from $2.55 to $1.38, which is equal to the last sale price per share of the Company’s common stock as reported on the OTC Bulletin Board. None of the other terms of the options were changed.

        On November 7, 2006, the Company and each of the employees and consultants referred to in the paragraph above agreed to the repricing of their respective options.

        The primary purpose of the option repricing is to restore the incentive afforded by options to purchase shares of the Company’s common stock to retain and motivate employees and consultants whose contributions are important to the Company’s future success. The Board believes that options with exercise prices significantly above the market value of the Company’s common stock are less likely to serve their intended purposes.

SECTION 9—FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Document

10.1	Amendment to Warrant entered into between Auriga Laboratories, Inc. and Christopher S. Walton dated as of November 7, 2006.

10.2	Form of Amendment to Notice of Stock Option Grant.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURIGA LABORATORIES, INC.
Date: November 8, 2006	By: /s/ Philip S. Pesin
Philip S. Pesin
Chief Executive Officer

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